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                                                                    EXHIBIT 23.1

                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated February 23, 2001, which appears on page 41 of the 2000 Annual Report to Shareholders of First BanCorp., which is incorporated by reference in First BanCorp.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

December 21, 2001